SCHEDULE 14A (RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14A-11(c) or Rule 14A-12

CURON MEDICAL, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14A-6(i)(l) and 0-11.

(1)	Title of each class of securities to which transaction applies:
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(2)	Aggregate number of securities to which transaction applies:
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed: ______________________________________________________________________________________

CURON MEDICAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 9, 2003

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CURON MEDICAL, INC., a Delaware corporation, will be held on Friday, May 9, 2003 at 8:00 a.m. local time, at 735 Palomar Avenue, Sunnyvale, California 94085 for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

1.	To elect one Class I director to serve for a term of one year expiring upon the 2004 Annual Meeting of Stockholders or until his successor is elected and to elect two Class III directors to serve for terms of three years expiring upon the 2006 Annual Meeting of Stockholders or until their successors are elected.

2.	To ratify the appointment of PricewaterhouseCoopers, LLP as our independent accountants for the year ending December 31, 2003.

3.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on March 26, 2003 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

FOR THE BOARD OF DIRECTORS

Larry C. Heaton II

Chief Executive Officer, President and Board Member

Sunnyvale, California

April 9, 2003

YOUR VOTE IS IMPORTANT. IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

CURON MEDICAL, INC.

PROXY STATEMENT FOR THE 2003

ANNUAL MEETING OF STOCKHOLDERS

MAY 9, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors of Curon Medical, Inc. (“Curon”), for use at the Annual Meeting of Stockholders to be held Friday, May 9, 2003 at 8:00 a.m. local time, or at any postponement or adjournment thereof (the “Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at our principal executive offices at 735 Palomar Avenue, Sunnyvale, CA 94085. Our telephone number at that location is (408) 733-9910.

These proxy solicitation materials and the Annual Report to Stockholders for the year ended December 31, 2002, including financial statements, were first mailed on or about April 9, 2003 to all stockholders entitled to vote at the meeting.

Record Date and Principal Share Ownership

Stockholders of record at the close of business on March 26, 2003 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 19,993,884 shares of our Common Stock were issued and outstanding and held of record by approximately 1,500 stockholders. The closing price of our Common Stock on the Record Date as reported by The National Association of Securities Dealers, Inc. Automated Quotation Small Cap Market was $0.80 per share.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to Alistair McLaren, Inspector of Elections, Curon Medical, Inc., 735 Palomar Avenue, Sunnyvale, CA 94085, a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors.

The cost of soliciting proxies will be borne by us. We expect to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers, and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-votes

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the “Inspector”) appointed for the meeting and will determine whether or not a quorum is present.

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted “FOR”, “AGAINST” or “WITHHELD FROM” a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.

While there is not definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, we intend to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the Class I director and the two Class III directors, for the confirmation of the appointment of the designated independent accountants, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the items not marked.

Deadline for Receipt of Stockholder Proposals

Proposals of stockholders that are intended to be presented by such stockholders at our 2004 Annual Meeting must be received by us no later than December 5, 2003 in order that such proposals may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock as of March 26, 2003, by (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of our directors, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all of our directors and executive officers as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

Name and Address of Beneficial Owner	Number of shares outstanding	Options exercisable within 60 days	Number of shares underlying options or warrants	Approximate Percent Owned (1)
Entities affiliated with U.S. Venture Partners (2) Alan L. Kaganov 2180 Sand Hill Road, Suite 300 Menlo Park, CA 94025	3,101,911	—	102,600	16.0%

Entities affiliated with ONSET Ventures (3) Robert F. Kuhling, Jr. 2400 Sand Hill Road Menlo Park, CA 94025	3,006,639	73,050	441,750	17.3%

Excelsior Private Equity Fund II (4) David I. Fann 114 W. 47th Street New York, NY 10036-1532	2,381,088	16,050	76,950	12.3%

Federated Investors 140 East 45th Street 43rd Floor New York, NY 10017	1,766,300	—	—	8.9%

Michael Berman	126,026	110,941	150,000	1.4%

Fred L. Brown	3,000	25,725	50,000	*

Alan L. Kaganov (5) 2180 Sand Hill Road, Suite 300 Menlo Park, CA 94025	117,201	16,050	37,100	*

Robert F. Kuhling, Jr. (6)	3,006,639	73,050	478,850	17.4%

David I. Fann (7)	2,381,088	16,050	114,050	12.5%

Larry C. Heaton II	—	—	750,000	3.8%

Alistair F. McLaren	155,009	41,854	110,188	1.4%

David S. Utley, M.D.	286,820	193,665	358,250	3.3%

John W. Gaiser	217,208	21,666	80,000	1.5%

John W. Morgan (8)	335,500	—	—	2.0%

Patrick Rimroth	482	62,500	275,000	1.4%

All executive officers and directors as a group (12 persons)	6,675,633	600,459	2,519,588	46.0%

*	Less than 1% outstanding common stock.

(1)	Applicable percentage ownership is based on 19,993,884 shares of Common Stock as of March 26, 2003, together with applicable options or warrants for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

(2)	Includes 2,791,721 shares held by U.S. Venture Partners V, L.P., 155,095 shares held by USVP V International, L.P., 86,853 shares held by 2180 Associates Fund V, L.P., and 68,242 shares held by USVP V Entrepreneur Partners, L.P. (collectively, “USVP”). USVP acquired 131,689 shares from Stuart Edwards, our former President and CEO, in September 2001, and these shares were not reported in our 2002 Proxy Statement because Curon was not informed of this transaction until March 2003.

(3)	Includes 2,506,639 shares held by ONSET Enterprise Associates III, L.P., 485,150 shares held by ONSET IV, L.P. and 14,850 shares held by ONSET Entrepreneurs, L.P (collectively “ONSET”) and 16,050 shares issuable within 60 days pursuant to options issued to Mr. Kuhling, and 57,000 shares issuable within 60 days pursuant to an option issued to ONSET. ONSET acquired 106,417 shares from Stuart Edwards, our former President and CEO, in September 2001, and these shares were not reported in our 2002 Proxy Statement because Curon was not informed of this transaction until March 2003.

(4)	Includes 16,050 shares issuable within 60 days pursuant to options issued to Mr. Fann.

(5)	Excludes 3,101,911 shares and 102,600 warrants held by USVP with whom Mr. Kaganov is associated as a partner. However, Mr. Kaganov neither exercises nor shares voting or dispositive power over the shares held by USVP. Further, Mr. Kaganov disclaims beneficial ownership of the shares held by USVP except to the extent of his pecuniary interest therein arising from his partner relationship with USVP.

(6)	Includes 3,006,639 shares, 57,000 options and 384,750 warrants held by ONSET. Mr. Kuhling is a general partner of ONSET and disclaims beneficial ownership of the shares held by ONSET except to the extent of his proportionate partnership interest therein.

(7)	Includes 2,381,088 shares and 76,950 warrants held by Excelsior Private Equity Fund II, Inc. Mr. Fann is President and Chief Executive Officer of Excelsior Private Equity Fund II, Inc. and disclaims beneficial ownership of the shares held by Excelsior Private Equity Fund II, Inc. except to the extent of his proportionate investment interest therein.

(8)	Mr. Morgan resigned as President, Chief Executive Officer and a director on July 17, 2002.

Compliance with Section 16(a) Filing Requirements

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, officers and beneficial owners of more than 10% of our Common Stock to file reports of ownership and reports of changes in the ownership with the Securities and Exchange Commission (the “SEC”). Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms submitted to the SEC during the year ended December 31, 2002 (the “Last Fiscal Year”), we believe that ONSET failed to timely file one FORM 4 during 2001.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Director and Nominees for Director

Pursuant to our Amended and Restated Certificate of Incorporation, our Board of Directors currently consists of six persons, divided into three classes serving staggered terms of three years. Currently, there are two directors in Class I, two directors in Class II and two directors in Class III. One Class I director and two Class III directors are to be elected at the Annual Meeting. All Class I and Class II directors will be elected at the 2004 and 2005 Annual Meetings of Stockholders, respectively. Each of the Class III directors elected at the Annual Meeting will hold office until the 2006 Annual Meeting of Stockholders or until their earlier resignation or removal.

In the event that any of such persons becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

The names of the one Class I and two Class III nominees for election to the Board of Directors at the Annual Meeting, their ages as of the Record Date and certain information about them are set forth below. The names of the current Class I and Class II directors with unexpired terms, their ages as of the Record Date and certain information about them are also stated below.

Name	Age	Principal Occupation	Director Since
Nominee for Class I Director
Larry C. Heaton II	46	Chief Executive Officer and President, Curon Medical Inc.	2003

Nominees for Class III Directors
Michael Berman	45	Consultant	2000
Fred L. Brown (1)	62	Former Vice Chairman, BJC Health System	2000

Continuing Class I Directors
David I. Fann (2)	39	President, CEO, Excelsior Private Equity	1999

Continuing Class II Directors
Alan L. Kaganov (1) (2)	64	Partner, U.S. Venture Partners	1998
Robert F. Kuhling, Jr. (1) (2)	54	General Partner, Onset Ventures	1999

(1)	Member of the Compensation Committee

(2)	Member of the Audit Committee

There are no family relationships among any of our directors or executive officers.

Directors to be Elected at the Annual Meeting

Larry C. Heaton II.    Mr. Heaton has served as a director and as President and Chief Executive Officer since January 2003. From October 2000 until December 2002, Mr. Heaton was President, Chief Executive Officer and a Director of Response Genetics, a private biotechnology services company. From April 1982 until June, 2000, Mr. Heaton served in a variety of positions at United States Surgical Corporation, a publicly-traded medical device manufacturer, including as President and Chief Operating Officer from October 1998 until June 2000. Mr. Heaton studied Political Science at Eastern Illinois University and Business Administration at the University of Illinois.

Michael Berman.    Mr. Berman has served as a director since July 2000 and as Chairman since the end of February 2001. From February 2000 until August 2001, Mr. Berman was Senior Vice President of Boston Scientific/Scimed. From June 1995 until February 2000, Mr. Berman was President and from January to June 1995 he was Vice President of Sales and Marketing of Boston Scientific/Scimed. He serves as a director of several private companies. Mr. Berman holds both an M.B.A. and a B.S. in Industrial and Labor Relations from Cornell University.

Fred L. Brown.    Mr. Brown has served as a director since May 2000. Since June 1993, Mr. Brown was employed at BJC Health System, a health system comprising over 200 hospitals and healthcare delivery centers, where he first served as President and Chief Executive Officer and, from January 1999 until December 2000, as Vice Chairman. In addition, Mr. Brown is past chairman of the American Hospital Association. He also serves as a director of Quoradx, Inc. (formerly XCare.net), a publicly traded provider of consulting and web development services, and several private companies. Mr. Brown holds an M.B.A. from George Washington University and a B.A. in Psychology from Northwestern University.

Directors Whose Terms Extend Beyond the Annual Meeting

David I. Fann.    Mr. Fann has served as a director since September 1999. Since March 1997, he has been President and Chief Executive Officer of Excelsior Private Equity Fund II, Inc., a business development company, and, since September 1994, he has also served as President and Chief Executive Officer of UST Private Equity Investors Fund, Inc., a business development company. Since April 1994, Mr. Fann also has been a managing director of U.S. Trust Company of New York. Mr. Fann holds a B.A.S. in Industrial Engineering and Economics from Stanford University.

Alan L. Kaganov.    Dr. Kaganov has served as a director since December 1998. Since July 1996, he has been associated with U.S. Venture Partners, a Menlo Park based venture capital firm, now as a partner. From March 1993 to June 1996, Dr. Kaganov served as Vice President of Business Development and Strategic Planning for Boston Scientific, a large medical device manufacturer. Dr. Kaganov holds Sc.D. and M.S. degrees in Biomedical Engineering from Columbia University, an M.B.A. from New York University, and a B.S. in Mechanical Engineering from Duke University. He also serves as a director of several private companies.

Robert F. Kuhling, Jr.    Mr. Kuhling has served as a director since December 1999. Since February 1987, Mr. Kuhling has been a general partner or managing director of several venture capital partnerships managed by ONSET Ventures. He also serves as a director of several private companies. Mr. Kuhling holds an M.B.A. from Harvard Business School and an A.B. in Economics from Hamilton College.

Vote Required

The nominee receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for him shall be elected as the Class I director, and the two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as Class III directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

Board Meetings, Committees and Directors Compensation

Our Board of Directors held a total of four meetings during the fiscal year ended December 31, 2002. During the year, no incumbent director attended fewer than 75% of the Board or Committee meetings held during his service as a director or committee member.

The Board of Directors has an Audit Committee, Compensation Committee and Nominating Committee. From time to time, the Board has created various ad hoc committees for special purposes.

The Audit Committee reviews our internal accounting procedures and consults with and reviews the services provided by our independent accountants. This Committee, which currently consists of directors David Fann, Alan Kaganov and Robert Kuhling, held four meetings during 2002. Michael Berman was a member of the Audit Committee until July 17, 2002 when he assumed the position of Interim President and Chief Executive Officer. As a result, Mr. Berman attended the first two Audit Committee meetings and Mr. Kuhling attended the last two Audit committee meetings.

The Compensation Committee reviews and makes recommendations to the Board concerning salaries and incentive compensation for our executive officers and certain employees. This Committee, which currently consists of directors Alan Kaganov, Robert Kuhling and Fred Brown, held four meetings during 2002.

The Nominating Committee searches for and recommends new members of the Board. This Committee, which currently consists of directors Michael Berman and Fred Brown, held no meetings during 2002. The Nominating Committee will consider qualified candidates for director nominated by stockholders in written submissions provided to us by the deadline for receipt of stockholders’ proposals contained herein.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee or executive officer of Curon has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. No Compensation Committee member is an officer or employee of Curon.

Compensation of Directors

Each of our outside directors receives $1,500 for each Board meeting attended in person or by teleconference, excluding committee meetings and special telephonic meetings. Director Larry C. Heaton II does not receive any compensation in connection with his position as a director. All directors are reimbursed for reasonable expenses in connection with attendance at Board and committee meetings.

In addition, our 2000 Stock Plan provides outside directors with two automatic option grants, including (a) an “initial” share option grant to purchase shares of our Common Stock on the later of the effective date of the 2000 Stock Plan or the date the outside director first became a director and (b) an “annual” share option grant to purchase shares of our Common Stock, provided the outside director has been a director for at least 6 months on the date of the grant. Each share option grant under the 2000 Stock Plan has an exercise price per share equal to 100% of the fair market value per share of our Common Stock on the date of the grant, and a ten-year term. Each initial share option grant becomes vested and exercisable in four successive and equal, annual installments measured from the date of the option grant. Each annual share option grant becomes vested and exercisable in full on the first anniversary of the option grant date.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES SET FORTH HEREIN.

CERTAIN TRANSACTIONS

During Mr. Morgan’s employment with the company, we provided him with mortgage assistance in the amount of $8,500 per month. The loan, at the time in the amount of $259,250 plus interest of $12,625, was forgiven upon termination of his employment in July 2002, and he received $275,000 in severance pay.

In January 2001, we extended a loan to David S. Utley in the principal amount of $150,000. This loan was forgiven in January 2003 based upon a prior arrangement.

In July 2002, following Mr. Morgan’s resignation, Board member Michael Berman became interim President and Chief Executive Officer. Mr. Berman was paid $56,750 for the entire period during which he served in this interim capacity.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers:

Name	Age	Position(s)
Larry C. Heaton II	46	President, Chief Executive Officer and Director
Michael Berman	45	Interim President and Chief Executive Officer, and Director
Alistair F. McLaren	62	Chief Financial Officer and Vice President of Finance and Administration
David S. Utley, M.D.	38	Chief Medical Officer
Patrick J. Rimroth	48	Senior Vice President, Operations/Research and Development
John W. Gaiser	45	Vice President of Engineering, Research and Development
Viorica Filimon	45	Vice President of Quality Affairs

Larry C. Heaton II.    Mr. Heaton has served as President, Chief Executive Officer and Director since January 2, 2003. Business background supplied above under “Directors to be Elected at the Annual Meeting.”

Michael Berman.    Mr. Berman served as Interim President and Chief Executive Officer from July 17, 2002 to January 1, 2003. Business background supplied above under “Directors to be Elected at the Annual Meeting.”

Alistair F. McLaren.    Mr. McLaren has served as our Chief Financial Officer and Vice President of Finance and Administration since January 1998. From April 1994 to May 1998, Mr. McLaren was Co-President of NeoCon Associates, Inc., an interim management services company. During his tenure with NeoCon Associates, Inc., Mr. McLaren served at various times as General Manager of Advanced Closure Systems, Inc., a medical device company, Chief Financial Officer and Director of Operations of RITA Medical Systems, Inc., a manufacturer of radiofrequency devices, and President and Chief Operating Officer of Southern Pump and Tank, a construction company, and SPATCO Environmental, Inc. Mr. McLaren is a member of the Institute of Chartered Accountants of Scotland.

David S. Utley, M.D.    Dr. Utley is one of our co-founders. He has served as our Chief Medical Officer since July 1998. From October 1997 to July 1998, Dr. Utley was Medical Director of Somnus Medical Technologies, Inc., a manufacturer of medical devices for treatment of ear, nose and throat disorders. From June 1997 through June 1998, he was a fellow in plastic and reconstructive surgery at Stanford University Medical Center. From June 1992 through June 1997, Dr. Utley was a resident of surgery at Stanford University Medical Center. Dr. Utley currently holds faculty positions at Stanford University Medical Center and the VA Palo Alto Health Care System. He received his M.D. from Harvard Medical School and holds a B.A. in Science/Arts from Pennsylvania State University.

Patrick J. Rimroth.    Mr. Rimroth has served as our Senior Vice President of Operations/Research and Development since September 2001. From November 1995 to September 2001, Mr. Rimroth was Vice President of Operations for Symphonix Devices, Inc., a developer of long-term implantable hearing devices. From June 1994 to October 1995, Mr. Rimroth was Vice President of Research and Development for Camino Neurocare, a medical device company. From December 1988 to June 1994, Mr. Rimroth held multiple research and development management positions with divisions of C.R. Bard, Inc., a medical device company. Mr. Rimroth holds B.S. degrees in Electrical Engineering and Biology from Purdue University.

John W. Gaiser.    Mr. Gaiser has served as our Vice President of Engineering, Research and Development since May 1998. From August 1991 to January 1998, Mr. Gaiser was Vice President of Research and Development for Medtronic Cardiorhythm Inc., a developer of devices for treatment of cardiac disorders. From May 1986 to July 1991, he was project group leader for Advanced Cardiovascular System Inc., a cardiovascular device company. From February 1981 until May 1986, Mr. Gaiser held senior engineering positions at Baxter International. Mr. Gaiser holds a B.S. in Mechanical Engineering from Purdue University.

Viorica Filimon.    Ms. Filimon has served as our Vice President of Quality Affairs since March 2000 and served as our Director of Quality Affairs from May 1999 to March 2000. From April 1998 to May 1999, Ms. Filimon was Director of Quality Assurance for EndoTex Interventional Systems Inc., an endovascular company. From September 1995 to January 1998, Ms. Filimon served as Quality Engineering Manager for Boston Scientific-Target Therapeutics Inc., a developer and manufacturer of cardiovascular devices. From January 1995 to September 1995, she served as a senior engineer for Toshiba America MRI, a medical imaging company. Ms. Filimon holds an M.S. in Electrical Engineering from Bucharest Polytechnic Institute and is certified by the American Society of Quality as a Certified Reliability Engineer, a Certified Quality Engineer, and a Certified Quality Auditor.

Employment Agreements

In January 2003, we entered into an at-will employment agreement with Larry C. Heaton II whereby we have agreed to provide Mr. Heaton with a lump sum severance payment equal to six months of his then current monthly salary upon termination of his employment other than for cause. The agreement also provides that if, within 12 months following an acquisition, merger or sale of a majority of our assets, Mr. Heaton is terminated other than for cause or subject to constructive termination, Mr. Heaton will receive a lump sum severance payment equal to 12 months of his then current monthly salary and his outstanding stock options will fully and immediately vest. The agreement also provides for an annual salary of $295,000, annual performance bonuses of up to 40% of the annual salary, a housing allowance in the amount of $57,000 per year for up to the first four years of employment, reimbursement of relocation expenses of up to $125,000, an additional payment of $100,000 upon purchase of a home and an option to purchase 750,000 shares of Common Stock, which vests as to 25% of the shares after the first year of employment and in equal monthly installments thereafter over the following 36 months.

We have entered into an employment arrangement with Patrick J. Rimroth which provides that Mr. Rimroth will receive continued salary, medical benefits and stock option vesting for six months following involuntary termination of his employment without cause, and full acceleration of stock option vesting if Mr. Rimroth is constructively terminated following a change of control transaction.

Each of our other named executive officers signed an offer letter before commencing their employment with us. The offer letters set forth each officer’s:

•	position and title,

•	salary and other compensation,

•	health benefits,

•	option grant and vesting schedule, and

•	obligation to abide by confidentiality provisions.

Additionally, each offer letter states that employment with us is at-will and may be terminated by either party at any time with or without notice or cause.

Executive Officer Compensation

Summary Compensation Table.    The following table sets forth information for the years ended December 31, 2000, 2001 and 2002 regarding the compensation of our Chief Executive Officer and each of our four other most highly compensated executive officers whose total annual salary and bonus for such fiscal years were in excess of $100,000 (the “Named Executive Officers”).

Summary Compensation Table

Long-Term Compensation Awards
	Year	Annual Compensation				Securities Underlying Options	All Other Compensation (1)
Name and Principal Position		Salary ($)		Bonus($)
Michael Berman (2) Interim President and Chief Executive Officer	2000 2001 2002	$	— — 51,250	$	— — —	17,100 72,900 60,000	$	— — 5,500	(3)

John W. Morgan (4) Former President and Chief Executive Officer	2000 2001 2002		250,000 265,312 170,701		— — 29,300	— — 5,000		— — 546,875	(5)

Alistair F. McLaren Chief Financial Officer and Vice President of Finance and Administration	2000 2001 2002		177,083 180,000 190,000		— — 16,450	— 40,000 50,000		6,000 6,000 6,000

David S. Utley, M.D. Chief Medical Officer	2000 2001 2002		167,500 200,004 228,750		— — 20,520	— 200,000 125,000		3,600 3,600 3,600

John W. Gaiser Vice President of Engineering, Research and Development	2000 2001 2002		172,955 190,985 194,994		— — 15,910	28,500 40,000 40,000		3,600 3,600 3,600

Patrick J. Rimroth Senior Vice President of Operations and Research and Development	2000 2001 2002		— 71,615 215,796		— 10,000 —	— 150,000 120,000		— — —

(1)	The amounts in this column represent car allowances unless otherwise noted.
(2)	Mr. Berman served as Interim President and Chief Executive Officer from July 2002 until December 2002.
(3)	Mr. Berman received consulting fees of $51,250 for his services as Interim President and Chief Executive Officer, as well as compensation in the amount of $5,500 for attendance as a director at Board meetings.
(4)	Mr. Morgan resigned as President, Chief Executive Officer and a director on July 17, 2002.
(5)	In connection with his resignation, Mr. Morgan received $275,000 in severance pay and an outstanding loan in the amount of $259,250 plus interest of $12,625 was forgiven.

Option Grants in Last Fiscal Year.    The following table sets forth each grant of stock options made during the fiscal year ended December 31, 2002 to each of the Named Executive Officers:

Option Grants in Fiscal 2002

	Individual Grants
	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year (1)	Exercise Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
Name					5%	10%
Michael Berman	10,000	1.0%	$3.44	5/13/2012	$21,634	$54,825
Michael Berman	50,000	5.0%	$0.70	7/23/2012	22,011	55,781
John W. Morgan	5,000	0.5%	$3.23	3/4/2012	10,157	25,739
Alistair F. McLaren	50,000	5.0%	$0.70	7/23/2012	22,011	55,781
John W. Gaiser	40,000	4.0%	$0.70	7/23/2012	17,609	44,625
David S. Utley, M.D.	125,000	12.5%	$0.70	7/23/2012	55,028	139,453
Patrick J. Rimroth	125,000	12.5%	$0.70	7/23/2012	55,028	139,453

Option Exercises in Last Fiscal Year and Fiscal Year End Option Values.    The following table sets forth the information with respect to stock option exercises during the year ended December 31, 2002, by the Named Executive Officers, and the number and value of securities underlying unexercised options held by the Named Executive Officers at December 31, 2002.

Aggregate Option Exercises in Fiscal 2002 and

Year-End Option Values

	Shares Acquired Upon Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options At December 31, 2002 (#)(1)		Value of Unexercised In-the-Money Options at December 31, 2002 ($)(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael Berman	—	$—	85,108	64,892	$—	$—
John W. Morgan	69,469	27,568	—	—	—	—
Alistair F. McLaren	—	—	37,687	72,501	9,379	—
David S. Utley, M.D.	—	—	183,249	175,001	15,447	—
John W. Gaiser	26,465	16,529	17,499	62,501	—	—
Patrick J. Rimroth	—	—	50,000	225,000	—	—

(1)	Includes unvested shares from grants which allow early exercise of unvested shares.
(2)	The fair market value of our Common Stock at the close of business on December 31, 2002, was $0.64.

Equity Compensation Plan Information

The following table sets forth the information with respect to equity compensation plans at December 31, 2002.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,984,905	$2.88	3,306,603
Equity compensation plans not approved by security holders	—	—	—

Total	2,984,905	$2.88	3,306,603

Board Compensation Committee Report on Executive Compensation

The following is provided to stockholders by the members of the Compensation Committee of the Board of Directors:

The Compensation Committee of the Board of Directors (the “Committee”), comprising three outside directors, is responsible for the administration of our compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. Our compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to our performance and stockholder return.

Compensation Philosophy.    Our overall executive compensation philosophy is based on a series of guiding principles derived from our values, business strategy, and management requirements. These principles are summarized as follows:

•	Provide competitive levels of total compensation which will enable us to attract and retain the best possible executive talent;

•	Motivate executives to achieve optimum performance for us;

•	Align the financial interest of executives and stockholders through equity-based plans;

•	Provide a total compensation program that recognizes individual contributions as well as overall business results.

Compensation Program.    The Committee is responsible for reviewing and recommending to the Board the compensation and benefits of all of our officers and establishes and reviews general policies relating to compensation and benefits of our employees. The Committee is also responsible for the administration of the 2000 Stock Plan and 2000 Employee Stock Purchase Plan. There are two major components to our executive compensation: base salary and potential cash bonus, as well as potential long-term compensation in the form of stock options. The Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation.

1.    Base Salary.    In setting compensation levels for executive officers, the Committee reviews competitive information relating to compensation levels for comparable positions at medical product, biotechnology and high technology companies. In addition, the Committee may, from time to time, hire compensation and benefit consultants to assist in developing and reviewing overall salary strategies. Individual executive officer base compensation may vary based on time in position, assessment of individual performance, salary relative to internal and external equity and critical nature of the position relative to our success.

2.    Long-Term Incentives.    Our 2000 Stock Plan provides for the issuance of stock options to our officers and employees to purchase shares of our Common Stock at an exercise price equal to the fair market value of such stock on the date of grant. Stock options are granted to our executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance. The Committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the stockholders in enhancing the value of our equity.

2002 Compensation for the Chief Executive Officer

In determining Mr. Morgan’s and Mr. Berman’s salaries for 2002, the Committee considered competitive compensation data for chief executive officers of similar companies within the medical device and biotechnology industry, taking into account Mr. Morgan’s and Mr. Berman’s experience and knowledge.

Section 162(m) of the Internal Revenue Code Limitations on Executive Compensation

In 1993, Section 162(m) was added to the United States Internal Revenue Code of 1986, as amended, (the “Code”). Section 162(m) may limit our ability to deduct for United States federal income tax purposes compensation in excess of $1,000,000 paid to our Chief Executive Officer and our four other highest paid executive officers in any one fiscal year. None of our executive officers received any such compensation in excess of this limit during fiscal year 2002. Grants under the 2000 Stock Plan are not subject to the deduction limitation, including the option grant limitations described below.

Section 162(m) of the Code places limits on the deductibility for United States federal income tax purposes of compensation paid to certain of our executive officers. In order to preserve our ability to deduct the compensation income associated with options granted to such persons, our 2000 Stock Plan provides that no employee may be granted, in any of our fiscal years, options to purchase more than 1,000,000 shares of Common Stock. In addition, our 2000 Stock Plan provides that in connection with an employee’s initial employment, the employee may be granted an additional 2,000,000 shares of Common Stock.

The foregoing Committee Report shall not be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference into such filing.

Respectfully submitted,

Alan L. Kaganov

Robert F. Kuhling, Jr.

Fred L. Brown

Stock Performance Graph

The following graph compares the cumulative total stockholder return on our Common Stock with the cumulative total return of the Nasdaq Market, U.S. index (“Nasdaq U.S. Index”) and the Medical Appliances/Equipment index (“MG Group Index”) for the period beginning on September 22, 2000, our first day of trading after our initial public offering, and ending on December 31, 2002.

COMPARE CUMULATIVE TOTAL RETURN

AMONG CURON MEDICAL, INC.,

NASDAQ MARKET INDEX AND MG GROUP INDEX

ASSUMES $100 INVESTED ON SEPT. 22, 2000. ASSUMES DIVIDEND REINVESTED. FISCAL YEAR ENDING DEC. 31, 2002.

*	The graph assumes that $100 was invested on September 22, 2000 in our Common Stock, the Nasdaq U.S. Index and the MG Group Index, and that all dividends were reinvested. No dividends have been declared or paid on our Common Stock. Stock performance shown in the above chart for the Common Stock is historical and should not be considered indicative of future price performance. This graph was prepared by Media General Financial Services.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit our consolidated financial statements for the fiscal year ending December 31, 2003, and recommends that stockholders vote “FOR” ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

The Audit Committee of the Board of Directors met four times during the 2002 fiscal year with representatives of the independent accountants to discuss and review various matters as contemplated by the Audit Committee Charter. Each Audit Committee member is qualified as “Independent” as defined by Rule 4200(a)(14) of the National Association of Securities Dealers.

Fees billed to us by PricewaterhouseCoopers LLP during Fiscal 2002

Audit Fees:

Audit fees billed to us by PricewaterhouseCoopers LLP during our 2002 fiscal year for review of our annual financial statements and those financial statements included in our quarterly reports on Form 10-Q totaled $200,614.

Financial Information Systems Design and Implementation Fees:

We did not engage PricewaterhouseCoopers LLP to provide advice to us regarding financial information systems design and implementation during the fiscal year ended December 31, 2002.

All Other Fees:

Fees billed to us by PricewaterhouseCoopers LLP during our 2002 fiscal year for all other non-audit services rendered to us, including tax related services, totaled $27,150. The Audit Committee also considered whether the provision by the independent accountants of non-audit services is compatible with maintaining the independent accountants’ independence.

Audit Committee Report

The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee consists of three members, each of whom is financially literate and one of whom has accounting or related management expertise. The purposes of the Audit Committee are set forth in the Audit Committee Charter. The role of the Audit Committee is to assist the Board of Directors in its oversight of our financial and accounting reporting process and in maintaining our system of internal controls. The Audit Committee evaluates the audit process, the independence of our accountants and preapproves related party transactions and non-audit services rendered by our accountants.

As set forth in the Charter, management is responsible for the preparation, presentation and integrity of our financial reporting process and internal control systems and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent accountants. The Audit Committee has also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards

No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent accountants the independent accountant’s independence.

The Audit Committee has reviewed and discussed the audited financial statements with management and our accountants. Based upon this review and discussions described in this report, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in our annual report to stockholders on Form 10K for the fiscal year ended December 31, 2002.

Respectfully submitted,

Robert Kuhling

David Fann

Alan Kaganov

PricewaterhouseCoopers LLP has audited our financial statements annually since our inception in 1997. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. If stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent accountants at any time during the year.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

OTHER MATTERS

We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

Sunnyvale, California

April 9, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

CURON MEDICAL, INC.

2003 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Curon Medical, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement each dated April 9, 2003 and hereby appoints Alistair F. McLaren proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2003 Annual Meeting of Stockholders of Curon Medical, Inc. to be held on May 9, 2003 at 8:00 a.m., local time, at 735 Palomar Avenue, Sunnyvale, CA 94085 and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

SEE REVERSE SIDE

FOLD AND DETACH HERE

				Please mark your votes as indicated	☒

1. Election of Directors CLASS I NOMINEE: 01 LARRY C. HEATON II CLASS II NOMINEES: 02 MICHAEL BERMAN 03 FRED L. BROWN	FOR ☐	WITHHOLD ☐	2. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2003.	FOR ☐	AGAINST ☐	ABSTAIN ☐

THE STOCKHOLDER MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE BY STRIKING OUT THE INDIVIDUAL’S NAME ABOVE

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE NOMINATED CLASS I DIRECTOR AND CLASS III DIRECTORS; (2) FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAME OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

SIGNATURE(S) ________________________ SIGNATURE(S) __________________________ DATE: _______________, 2003

NOTE: This Proxy should be marked, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

FOLD AND DETACH HERE